                                                                     Exhibit 3.6


                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 CHIPCARDS, INC.

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE I.......................................................................1
         OFFICES  ..............................................................1
                  PRINCIPAL OFFICE..............................................1
                  OTHER OFFICES.................................................1

ARTICLE II......................................................................1
         DIRECTORS - MANAGEMENT.................................................1
                  RESPONSIBILITY OF BOARD OF DIRECTORS..........................1
                  STANDARD OF CARE..............................................1
                  EXCEPTION FOR CLOSE CORPORATION...............................2
                  NUMBER AND QUALIFICATION OF DIRECTORS.........................2
                  ELECTION AND TERM OF OFFICE OF DIRECTORS......................2
                  VACANCIES.....................................................2
                  REMOVAL OF DIRECTORS..........................................3
                  NOTICE, PLACE, AND MANNER OF MEETINGS.........................3
                  ORGANIZATION MEETINGS.........................................3
                  OTHER REGULAR MEETINGS........................................4
                  SPECIAL MEETINGS - NOTICES - WAIVERS..........................4
                  DIRECTORS ACTION BY UNANIMOUS WRITTEN CONSENT.................4
                  QUORUM........................................................5
                  NOTICE OF ADJOURNMENT.........................................5
                  COMPENSATION OF DIRECTORS.....................................5
                  COMMITTEES....................................................5
                  ADVISORY DIRECTORS............................................5
                  RESIGNATIONS .................................................5

ARTICLE III.....................................................................6
         OFFICERS ..............................................................6
                  OFFICERS .....................................................6
         ELECTION ..............................................................6
                  SUBORDINATE OFFICERS, ETC.....................................6
                  REMOVAL AND RESIGNATION OF OFFICERS...........................6
                  VACANCIES.....................................................6
                  CHAIRMAN OF THE BOARD.........................................7
                  PRESIDENT.....................................................7
                  VICE PRESIDENT................................................7

                  SECRETARY...................................................7
                  CHIEF FINANCIAL OFFICER.....................................8

ARTICLE IV....................................................................8
         SHAREHOLDERS' MEETINGS...............................................8
                  PLACE OF MEETINGS...........................................8
                  ANNUAL MEETINGS.............................................8
                  SPECIAL MEETINGS............................................9
                  NOTICE OF MEETINGS - REPORTS................................9
                  WAIVER OF NOTICE OR CONSENT BY
                    ABSENT SHAREHOLDERS......................................10
                  OTHER ACTIONS WITHOUT A MEETING............................10
                  QUORUM.....................................................11
                  VOTING.....................................................11
                  PROXIES....................................................12
                  ORGANIZATION...............................................12
                  INSPECTORS OF ELECTION.....................................12
                  SHAREHOLDERS' AGREEMENTS...................................12
                  EFFECT OF SHAREHOLDERS' AGREEMENTS.........................13

ARTICLE V....................................................................13
         CERTIFICATES AND TRANSFER OF SHARES.................................13
                  CERTIFICATES FOR SHARES....................................13
                  TRANSFER ON THE BOOKS......................................13
                  LOST OR DESTROYED CERTIFICATES.............................14
                  TRANSFER AGENTS AND REGISTRARS.............................14
                  CLOSING STOCK TRANSFER BOOKS - RECORD DATE.................14
                  LEGEND CONDITION...........................................15
                  CLOSE CORPORATION CERTIFICATES.............................15

ARTICLE VI...................................................................15
         RECORDS - REPORTS - INSPECTION......................................15
                  RECORDS....................................................15
                  INSPECTION OF BOOKS AND RECORDS............................15
                  CERTIFICATION AND INSPECTION OF BYLAWS.....................15
                  CHECKS, DRAFTS, ETC........................................15
                  CONTRACTS, ETC. - HOW EXECUTED.............................15

ARTICLE VII..................................................................16
         ANNUAL REPORTS......................................................16
                  REPORT TO SHAREHOLDERS, DUE DATE...........................16
                  WAIVER.....................................................16

ARTICLE VIII.................................................................16
         AMENDMENT TO BYLAWS.................................................16
                  AMENDMENT BY SHAREHOLDERS..................................16
                  POWERS OF DIRECTORS........................................16
                  RECORD OF AMENDMENTS.......................................17

ARTICLE IX...................................................................17
         INDEMNIFICATION.....................................................17
                  INDEMNIFICATION............................................17
                  AUTHORIZATION..............................................18
                  ADVANCEMENT OF EXPENSES....................................18
                  INSURANCE..................................................18
                  GENERAL AGREEMENT TO INDEMNIFY.............................18
                  AGENT......................................................18

ARTICLE X....................................................................19
         CORPORATE SEAL......................................................19

ARTICLE XI...................................................................19
         MISCELLANEOUS.......................................................19
                  REFERENCES TO CODE SECTIONS................................19
                  REPRESENTATION OF SHARES IN OTHER CORPORATIONS.............19
                  SUBSIDIARY CORPORATIONS....................................19
                  ACCOUNTING YEAR............................................19

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                 CHIPCARDS, INC.



                                    ARTICLE I
                                     OFFICES

         Section 1. PRINCIPAL OFFICE. The principal office for the transaction of business of the Corporation is hereby fixed and located at One Sansome Street, Suite 1900, San Francisco, California. The location may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or without California, as the Board of Directors may from time to time designate.

         Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II
                             DIRECTORS - MANAGEMENT

         Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS. Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation of the Corporation relating to action required to be approved by the Shareholders, as that term is defined in Section 153 of the California Corporations Code, or by the outstanding shares, as that term is defined in
Section 152 of the Code, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

         Section 2. STANDARD OF CARE. Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interest of the Corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. (Sec. 309).

         Section 3. EXCEPTION FOR CLOSE CORPORATION. Notwithstanding the provisions of Section 1, in the event that this Corporation shall elect to become a close corporation as defined in Section 158, its Shareholders may enter into a Shareholders' Agreement as defined in Section 186. Said agreement may provide for the exercise of corporate powers and the management of the business and affairs of this Corporation by the Shareholders, provided, however, such agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each Shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors as provided in Section 300(d); and the Directors shall be relieved to that extent from such liability.

         Section 4. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors shall be seven (7) unless this Corporation has two (2) Shareholders in which event the authorized number shall be two (2) or unless the number of Shareholders of this Corporation shall be one (1), in which event the authorized number of Shareholders shall be one (1). Provided, however, the number of Directors may be changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, as provided in Section 152.

         Section 5. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         Section 6. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the voted of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

         A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

         The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

         Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

         No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

         Section 7. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual Director may be removed from office as provided by Sections 302, 303 and 304 of the Corporations Code of the State of California. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

         Section 8. NOTICE, PLACE, AND MANNER OF MEETINGS. Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the Corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof shall be maintained as required by Section 1500 of the Code by the Secretary or other Officer designated for that purpose.

         Section 9. ORGANIZATION MEETINGS. The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the Shareholders.

         Section 10. OTHER REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board may from time to time determine.

         If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

         Section 11. SPECIAL MEETINGS - NOTICES - WAIVERS. Special meetings of the Board may be called at any time by the President, Vice President, Chairman of the Board, or Secretary, if he or she is absent or unable or refuses to act, by any Vice President or the Secretary or by any two (2) Directors, or by one
(1) Director if only one is provided.

         At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the Corporation, or if it is not shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the Corporation is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning, or delivery as above provided shall be due, legal and personal notice to such Director.

         When all of the Directors are present at any Directors' meetings, however called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or, (ii) if a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the Corporation, or, (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

         Section 12. DIRECTORS ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

         Section 13. QUORUM. A majority of the number of Directors as fixed by the Articles of Incorporation or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any, action taken is approved by a majority of the required quorum for such meeting.

         Section 14. NOTICE OF ADJOURNMENT. Notice of the time and place of holding and adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of adjournment.

         Section 15. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 16. COMMITTEES. Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board, and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by Sec. 311.

         Section 17. ADVISORY DIRECTORS. The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

         Section 18. RESIGNATIONS . Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                                   ARTICLE III
                                    OFFICERS

         Section 1. OFFICERS. The Officers of the Corporation shall be a President, Vice President(s), a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person.

         Section 2. ELECTION. The Officers of the Corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or a successor shall be elected and qualified.

         Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other Officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

         Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

         Any Officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Officer is a party.

         Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

         Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article III.

         Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and Officers of the Corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

         Section 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice President shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

         Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders with, the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

         The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number of classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws, or by law to be given. He or she shall keep the seal of the Corporation in safe custody, and shall have such other power and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

         Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

         This Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

                                   ARTICLE IV
                             SHAREHOLDERS' MEETINGS

         Section 1. PLACE OF MEETINGS. All meetings of the Shareholders shall be held at the principal executive office of the Corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

         Section 2. ANNUAL MEETINGS. The annual meetings of the Shareholders shall be held, each year, at such time and place as shall be designated from time to time by the Board of Directors.

         At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may be properly be brought before the meeting.

         Section 3. SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the Corporation. Except as next provided, notice shall be given as for the annual meeting.

         Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided in Section 305(c).

         Section 4. NOTICE OF MEETINGS - REPORTS. Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty
(60) days before the date of the meeting to Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

         Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Section 601 of the Code and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the Corporation for the purpose of notice, and in the absence thereof, as provided in Section 601 of the Code.

         Notice of any meeting of Shareholders shall specify the place, the day, and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

         If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the Corporation in California is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

         Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication.

         When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

         Section 5. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in Section 601(e).

         Section 6. OTHER ACTIONS WITHOUT A MEETING. Unless otherwise provided in the California Corporations Code or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Unless the consents of all Shareholders entitled to vote have been solicited in writing,

                    (1) Notice of any Shareholder approval pursuant to Sections
               310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

                    (2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

         Any Shareholder giving a written consent, or the Shareholder's proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

         Section 7. QUORUM. The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or these Bylaws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

         If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

         Section 8. VOTING. Only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of records, and then on such other day, shall be entitled to vote at such meeting.

         Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholder has given notice to the meeting prior to the voting, of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any Corporation for profit may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her Shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit. If the Corporation becomes a listed Corporation as defined in Section 301.5(a) of the California Corporations Code, the Corporation may, by amendment of its Articles or these Bylaws, eliminate cumulative voting.

         The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

         The Board of Directors may fix a time in the future not exceeding sixty
(60) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

         Section 9. PROXIES. Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Sections 604 and 705 of the Code and filed with the Secretary of the Corporation.

         Section 10. ORGANIZATION. The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a Chairman for such meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

         Section 11. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall make such appointment at the meeting, in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

         Section 12. (A) SHAREHOLDERS' AGREEMENTS. Notwithstanding the above provisions, in the event this Corporation elects to become a close corporation, an agreement between two (2) or more Shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein in Section 706, and may otherwise modify these provisions as to Shareholders' meetings and actions.

                     (B) EFFECT OF SHAREHOLDERS' AGREEMENTS. Any Shareholders' Agreement authorized by Section 300(b) shall only be effective to modify the terms of these Bylaws if this Corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Section 202 and shall terminate when this Corporation ceases to be a close corporation. Such an agreement cannot waive or alter Sections 158 (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 (relative to distributions), 111 (merger), 1201(e) (reorganization), or Chapters 15 (Records and Reports), 16 (Rights of Inspection), 18 (Involuntary Dissolution), or 22 (Crimes and Penalties). Any other provisions of the Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

                                    ARTICLE V
                       CERTIFICATES AND TRANSFER OF SHARES

         Section 1. CERTIFICATES FOR SHARES. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences, and restrictions, if any; a statement as to the redemption or conversion; if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

         All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.

         Any or all of the signatures on the certificate may be facsimile. In case an Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.

         Section 2. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

         Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

         Section 5. CLOSING STOCK TRANSFER BOOKS - RECORD DATE. In order that the Corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

         If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or if the notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

         The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

         Section 6. LEGEND CONDITION. In the event any shares of this Corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

         Section 7. CLOSE CORPORATION CERTIFICATES. All certificates representing shares of this Corporation, in the event it shall elect to become a close corporation, shall contain the legend required by Section 418 (c).

                                   ARTICLE VI
                         RECORDS - REPORTS - INSPECTION

         Section 1. RECORDS. The Corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books, and records of its business and properties. All of such books, records, and accounts shall be kept at its principal executive office in the State of California, as fixed by the Board of Directors from time to time.

         Section 2. INSPECTION OF BOOKS AND RECORDS. All books and records provided for in Section 1500 shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided in Sections 1600-1602.

         Section 3. CERTIFICATION AND INSPECTION OF BYLAWS. The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporation's principal executive office and shall be open to inspection by the Shareholders of the Corporation at all reasonable times during office hours, as provided in Section 213 of the Corporations Code.

         Section 4. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         Section 5. CONTRACTS, ETC. - HOW EXECUTED. The Board of Directors, except as in the Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Section 313 of the Corporations Code.

                                   ARTICLE VII
                                 ANNUAL REPORTS

         Section 1. REPORT TO SHAREHOLDERS, DUE DATE. The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year adopted by the Corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of Article IV of these Bylaws for giving notice to Shareholders of the Corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized Officer of the Corporation that the statements were prepared without audit from the books and records of the Corporation.

         Section 2. WAIVER. The annual report to Shareholders referred to in
Section 1501 of the California General Corporation Law is expressly dispensed with so long as this Corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the Corporation as they consider appropriate.

                                  ARTICLE VIII
                               AMENDMENT TO BYLAWS

         Section 1. AMENDMENT BY SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the Corporation set forth the number of authorized Directors of the Corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

         Section 2. POWERS OF DIRECTORS. Subject to the right of the Shareholders to adopt, amend, or repeal Bylaws, as provided in Section 1of this
Article VIII, and the limitations of Section 204(a)(5) and Section 212, the Board of Directors may adopt, amend, or repeal any of these Bylaws, other than a Bylaw or amendment thereof changing the authorized number of Directors.

         Section 3. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent was filed shall be stated in said book.

                                   ARTICLE IX
                                 INDEMNIFICATION

         Section 1. INDEMNIFICATION.

         (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (collectively "Proceeding") (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was an Agent (as defined in Section 6 of this Article IX) of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the Proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an Agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the Corporation and its shareholders; provided, however, that no indemnification shall be made under this paragraph (b) for any of the following: (1) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Corporation in the performance of that person's duty to the Corporation and its shareholders, unless and only to the extent that the court in which the Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) of amounts paid in settling or otherwise disposing of a pending action without court approval; and (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         (c) To the extent that an Agent of the Corporation has been successful on the merits in defense of any Proceeding referred to in paragraphs (a) or (b) of Section 1 of this Article IX or in defense of any claim, issue, or matter therein, the Agent shall be indemnified against expenses actually and reasonably incurred by the Agent in connection therewith.

         Section 2. AUTHORIZATION. Except as provided in paragraph (c) of
Section 1 of this Article IX, any indemnification hereunder shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in paragraph (b) or (c) of
Section 1 of this Article IX, by any of the following: (1) A majority vote of a quorum consisting of directors who are not parties to such Proceeding; (2) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion; and (3) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (4) the court in which the Proceeding is or was pending upon application made by the Corporation or the Agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the Agent, attorney or other person is opposed by the Corporation.

         Section 3. ADVANCEMENT OF EXPENSES. Expenses incurred in defending any Proceeding may be advanced by the Corporation prior to the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the Agent to repay that amount if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Section 3 of this Article IX.

         Section 4. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any Agent of the Corporation against any liability asserted against or incurred by the Agent in that capacity or arising out of the Agent's status as such whether or not the Corporation would have the power to indemnify the Agent against that liability under this Section 4 of this
Article IX.

         Section 5. GENERAL AGREEMENT TO INDEMNIFY. The Corporation shall otherwise indemnify the officers and directors of the Corporation to the fullest extent permissible under California law.

         Section 6. AGENT. Agent means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of the predecessor corporation.

                                    ARTICLE X
                                 CORPORATE SEAL

         The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word "California".

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 1. REFERENCES TO CODE SECTIONS. "Section" references herein refer to the equivalent Sections of the General Corporation Law effective January 1, 1977, as amended.

         Section 2. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the President, or any Vice President, and the Secretary or Assistant Secretary.

         Section 3. SUBSIDIARY CORPORATIONS. Shares of this Corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined total voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

         Section 4. ACCOUNTING YEAR. The accounting year of the Corporation shall be fixed by resolution of the Board of Directors.